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                                                                    Exhibit 23.1



                                                                   March 9, 2001




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference to the registration statements of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Forms S-8 (File No.'s 333-59281 and 333-64389) of our report dated February 6, 2001 on our audits of the consolidated financial statements of the Company as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, which report is included in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
    New York, New York